                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) [ ]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                                   ----------

                                 Guy Rounsaville
                            Executive Vice President
                                 General Counsel
                            Telephone: (312) 904-5469
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                                   ----------

                             PolyMedica Corporation
               (Exact name of obligor as specified in its charter)

              Massachusetts                                       04-3033368
     (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

           701 Edgewater Drive
                Suite 360
        Wakefield, Massachusetts                                    01880
(Address of principal executive offices)                          (Zip Code)

                                   ----------

           1.00% Convertible Subordinated Notes due September 15, 2011
                       (Title of the indenture securities)

ITEM 1. GENERAL INFORMATION*

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          1.   Comptroller of the Currency, Washington D.C.

          2.   Federal Deposit Insurance Corporation, Washington, D.C.

          3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

* Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 to Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

          2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed as Exhibit 25 to Form S-3, dated June 28, 2006, in File No. 333-135417).

          5.   Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 8th day of March, 2007.

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ Russell C. Bergman
                                            ------------------------------------
                                        Name: Russell C. Bergman
                                        Title: First Vice President

LaSalle Bank N.A.          Call Date: 12/31/2006   ST-BK: 17-1520   FFIEC 031
135 South LaSalle Street                                            Page  RC-1
Chicago, IL  60603         Vendor ID: D            CERT: 15407      11


Transit Number: 71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                             Dollar Amounts in Thousands
                                                                             ---------------------------
ASSETS
    1. Cash and balances due from depository institutions (from Schedule
       RC-A):                                                                  RCFD
       a. Noninterest-bearing balances and currency and coin (1)               0081    2,229,087   1.a
       b. Interest-bearing balances (2)                                        0071       10,729   1.b
    2. Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A)           1754       51,616   2.a
       b. Available-for-sale securities (from Schedule RC-B, column D)         1773   20,599,408   2.b
    3. Federal funds sold and securities purchased under agreements to resell
       a. Federal funds sold in domestic offices                               B987      316,355   3.a
       b. Securities purchased under agreements to resell (3)                  B989      165,943   3.b
    4. Loans and lease financing receivables (from schedule RC-C)
       a. Loans and leases held for sale                                       5369    1,913,918   4.a
       b. Loans and leases, net of unearned income       B528   42,909,034
       c. LESS: Allowance for loan and lease losses      3123      666,554                         4.c
       d. Loans and leases, net of unearned income,
           allowance, and reserve (item 4.a minus 4.b and 4.c)                 B529   42,242,480   4.d
    5. Trading assets (from Schedule RC-D)                                     3545    1,862,146   5.
    6. Premises and fixed assets (including capitalized leases)                2145      245,605   6.
    7. Other real estate owned (from Schedule RC-M)                            2150       17,138   7.
    8. Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                    2130            0   8.
    9. Not applicable
   10. Intangible assets (from Schedule RC-M)
       a. Goodwill                                                             3163      165,599   10.a
       b. Other Intangible assets                                              0426            0   10.b
   11. Other assets (from Schedule RC-F)                                       2160    3,146,505   11.
   12. Total assets (sum of items 1 through 11)                                2170   72,966,529   12.

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(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.          Call Date: 12/31/2006   ST-BK: 17-1520   FFIEC 031
135 South LaSalle Street                                            Page  RC-2
Chicago, IL  60603         Vendor ID: D            CERT:  15407     12


Transit Number: 71000505

SCHEDULE RC - CONTINUED

                                                                             Dollar Amounts in Thousands
                                                                             ---------------------------
LIABILITIES
   13. Deposits:
       a. In domestic offices (sum of totals of                               RCON
          columns A and C from Schedule RC-E, part I)                         2200   34,170,104   13.a
                                                         RCON
          (1) Noninterest-bearing (1)                    6631    7,231,037                        13.a.1
          (2) Interest-bearing                           6636   26,939,067                        13.a.2
                                                                              RCFN
       b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
          (from Schedule RC-E, part II)                                       2200    9,613,111   13.b
                                                         RCFN
          (1) Noninterest-bearing                        6631            0                        13.b.1
          (2) Interest-bearing                           6636    9,613,111                        13.b.2
                                                                              RCON
   14. Federal funds purchased and securities sold under agreements to repurchase:
       a. Federal funds purchased in domestic offices (2)                     B993    3,880,981   14.a
                                                                              RCFD
       b. Securities sold under agreements to repurchase (3)                  B995    1,882,664   14.b
   15. Trading liabilities (from Schedule RC-D)                               3548      375,453   15
   16. Other borrowed money (includes mortgage indebtedness and
       obligations under                                                      3190   11,938,091   16
       capitalized leases): From schedule RC-M
   17. Not applicable
   18. Not applicable
   19. Subordinated notes and debentures (4)                                  3200      540,000   19.
   20. Other liabilities (from Schedule RC-G)                                 2930    3,509,032   20.
   21. Total liabilities (sum of items 13 through 20)                         2948   65,909,436   21.
   22. Minority Interest in consolidated subsidiaries                         3000       63,441   22.

EQUITY CAPITAL
                                                                              CFD
   23. Perpetual preferred stock and related surplus                          3838      500,000   23.
   24. Common stock                                                           3230       41,234   24.
   25. Surplus (exclude all surplus related to preferred stock)               3839    2,010,375   25.
   26. a. Retained Earnings                                                   3632    4,208,586   26.a
       b. Accumulated Other Comprehensive income.(5)                          B530      233,457   26.b
   27. Other Equity capital components (6)                                    3284            0   27.
   28. Total equity capital (sum of items 23 through 27)                      3210    6,993,652   28.
   29. Total liabilities, minority interest, and equity capital (sum of
       items 21, 22, and 28)                                                  3300   72,966,529   29.
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that    RCFD     Number
   best describes the most comprehensive level of auditing work performed     ----   ----------
   for the bank by independent external auditors as of any date during        6724       N/A      M.1
   2001

1    =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2    =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3    =    Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm. with generally accepted auditing standards by a certified public accounting firm

4    =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)

5    =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6    =    Review of the bank's financial statements by external auditors

7    =    Compilation of the bank's financial statements by external auditors

8    =    Other audit procedures (excluding tax preparation work)

9    =    No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."

(3) Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.

(4)  Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)  Includes treasury stock and unearned Employee Stock Ownership plan shares.